As filed with the Securities and Exchange Commission on
September 25, 1997.
                                        Registration No. 333-____
_________________________________________________________________
_________________________________________________________________
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

               BCB FINANCIAL SERVICES CORPORATION
     (Exact name of registrant as specified in its charter)

      Pennsylvania                       23-2444807
(State of Incorporation)    (I.R.S. Employer Identification No.)

                    400 Washington Street
                 Reading, Pennsylvania  19603
                        (610) 376-5933
  (Address and telephone number of principal executive offices)

    BCB Financial Services Corporation 1996 Stock Option Plan
                    (Full Title of the Plan)

                                   With a copy to:
Nelson R. Oswald                   William J. Reynolds, Esquire
Chairman, President and Chief      Stevens & Lee
  Executive Officer                111 North Sixth Street
400 Washington Street              P.O. Box 679
Reading, Pennsylvania  19603       Reading, Pennsylvania  19603
(610) 376-5933                     (610) 478-2000

(Name, address and telephone
number of agent for service)
=================================================================
                 CALCULATION OF REGISTRATION FEE
=================================================================
                             Proposed    Proposed
                              Maximum     Maximum
   Title of       Amount      Offering   Aggregate     Amount of
Securities to      to be     Price Per    Offering   Registration
be Registered   Registered    Share(1)    Price(1)        Fee

Common Stock,   114,000(2)   $19.75       $2,251,500  $682.27
 par value
 $2.50 per share
=================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). Price per share represents the average of the bid and asked price for a share of Registrant's Common Stock on September 19, 1997.

(2) The number of shares of the Registrant's Common Stock authorized for issuance under the 1996 Stock Option Plan was increased from 95,000 to 114,000 pursuant to the anti-dilution provisions set forth in the 1996 Stock Option Plan due to a 6-for-5 stock split paid on November 19, 1996.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents are incorporated by reference in this Registration Statement:

     (a) Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996.

     (b) Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31 and June 30, 1997.

     (c) The description of the Registrant's common stock, par value $2.50 per share (the "Common Stock"), set forth in the Registrant's Registration Statement on Form 8-A filed with the Commission on May 10, 1994.

     All documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statements contained herein or in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach of failure to perform constitutes self-dealing, willful misconduct or recklessness.

     Registrant's bylaws provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Registrant.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     4.1       Articles of Incorporation of BCB Financial
               Services Corporation, as amended, incorporated herein by reference to Exhibit 3.1 of the Registration Statement No. 333-27873 on Form SB-2 of the Registrant.

     4.2 Bylaws of BCB Financial Services Corporation incorporated herein by reference to Exhibit 3.2 of the Registration Statement No. 33-76748 on
               Form SB-2 of the Registrant.

     4.3       BCB Financial Services Corporation 1996 Stock
               Option Plan.

     5.        Opinion of Stevens & Lee.

     23.1 Consent of Beard & Company, Inc., independent auditors.

     23.2 Consent of Stevens & Lee. (Contained in Exhibit 5 of this Registration Statement.)

     24. Power of Attorney of certain directors and officers (included on signature page).

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information with respect to the plan of distribution.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

          (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Exeter, Commonwealth of Pennsylvania, on September 23, 1997.

                              BCB FINANCIAL SERVICES CORPORATION

                              By/s/ Nelson R. Oswald
                                   Nelson R. Oswald, Chairman,
                                   President and Chief Executive
                                   Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nelson R. Oswald, Robert D. McHugh, Jr. and Jeffrey P. Waldron, Esquire, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

    Signature                  Title                 Date

/s/Nelson R. Oswald      Director and          September 23, 1997
Nelson R. Oswald         Chairman of the Board,
                         President and Chief
                         Executive Officer
                         (Principal Executive
                         Officer)

/s/Robert D. McHugh, Jr. Senior Vice           September 23, 1997
Robert D. McHugh, Jr.    President/Treasurer
                         (Principal Financial
                         Officer)

/s/Donna L. Rickert      Vice President and    September 23, 1997
Donna L. Rickert         Controller (Principal
                         Accounting Officer)

/s/Harold C. Bossard     Director and          September 23, 1997
Harold C. Bossard        Secretary

/s/Edward J. Edwards     Director              September 23, 1997
Edward J. Edwards

/s/Lewis R. Frame, Jr.   Director              September 23, 1997
Lewis R. Frame, Jr.

____________________     Director              September 23, 1997
Ivan H. Gordon

/s/Jeffrey W. Hayes      Director             September 23, 1997
Jeffrey W. Hayes

/s/Alfred B. Mast        Director             September 23, 1997
Alfred B. Mast

/s/Wesley R. Pace        Director             September 23, 1997
Wesley R. Pace

/s/Floyd S. Weber        Director             September 23, 1997
Floyd S. Weber

/s/Randall S. Weeber     Director            September 23, 1997
Randall S. Weeber

                          EXHIBIT INDEX

     4.1       Articles of Incorporation of BCB Financial
               Services Corporation, as amended, incorporated herein by reference to Exhibit 3.1 of the Registration Statement No. 333-27873 on Form SB-2 of the Registrant.

     4.2 Bylaws of BCB Financial Services Corporation incorporated herein by reference to Exhibit 3.2 of the Registration Statement No. 33-76748 on
               Form SB-2 of the Registrant.

     4.3       BCB Financial Services Corporation 1996 Stock
               Option Plan.

     5.        Opinion of Stevens & Lee.

     23.1 Consent of Beard & Company, Inc., independent auditors.

     23.2 Consent of Stevens & Lee. (Contained in Exhibit 5 of this Registration Statement.)

     24. Power of Attorney of certain directors and officers (included on signature page).